LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this "Agreement") is by and between Delphi Technologies, Inc. hereinafter called "LICENSEE", a corporation of the State of Delaware,

AND

EnerDel, Inc. hereinafter called “LICENSOR”, a company of the State of Delaware.

        WHEREAS, LICENSEE is acquiring certain assets of LICENSOR related exclusively to the LICENSOR’S lithium battery business (the “Business”) pursuant to a Formation, Subscription and Stockholder’s Agreement (the “Formation Agreement”) of which this Agreement is Exhibit 4.4(A)(ii), including intellectual property assets referred to in Clause 1 of Exhibit 2.2 of the Formation Agreement, including but not limited to the patents and patent applications listed therein and related know-how (the “Licensed Intellectual Property”);

        WHEREAS, such assets acquired by LICENSOR under the Formation Agreement may have application outside the field of lithium batteries;

        WHEREAS, LICENSEE desires a license under the Licensed Intellectual Property for use outside the field of lithium batteries and LICENSOR is willing to grant such a license;

        NOW, THEREFORE, LICENSOR and LICENSEE agree as follows:

General Definitions:

        Section 1-A. All defined terms as used in the Formation Agreement shall have the same definition in this Agreement, unless otherwise specifically defined herein.

        Section l-B. The term “Licensed Products” as used herein, means all products other than lithium batteries and components thereof, either directly covered by the Licensed Intellectual Property or the manufacture of which is covered by the Licensed Intellectual Property.

        Section 1-C. The term “Licensed Patent” means any or all of the U.S. patents and patent applications set forth in Exhibit A, as well as any divisionals, continuations, continuations-in-part, reissues, reexamination certificates, and other extensions thereof, and also all foreign corresponding patent applications and patents.

Licenses Granted:

        Section 2-A. LICENSOR grants to LICENSEE a paid-up, royalty-free, perpetual and irrevocable worldwide exclusive license under the Licensed Intellectual Property, including the right to sublicense, solely to use the Licensed Intellectual Property in the development of Licensed Products, to manufacture or have manufactured Licensed Products and parts therefor, and to sell or use such Licensed Products and parts therefor.

        Section 2-B. The license rights granted herein shall not include any use of the Licensed Intellectual Property for lithium batteries.

        Section 2-C. This Agreement is subject to all applicable laws and regulations of the U.S. Government. Each party shall be responsible for obtaining any necessary import licenses, export licenses or other governmental authorizations required in connection with any disclosure by it under this Agreement, including disclosures to foreign nationals located within a facility of a party hereto, as the case may be. Furnishing of information shall be subject to prior receipt of all necessary governmental approvals.

        Section 2-D. No license, either express or implied, is granted by LICENSOR to LICENSEE hereunder with respect to any patent or information except as specifically stated above.

Patent Provisions:

        Section 3-A. LICENSOR shall at all times have the sole right, but not the obligation, to take whatever steps it deems necessary or desirable to enforce the Licensed Patents, including the filing and prosecution of patent litigation; and LICENSOR shall have the right to include LICENSEE as a party in such litigation where necessary for the conduct thereof. If LICENSOR and LICENSEE desire and agree to joint participation in any infringement suit or other enforcement action with respect to any of the Licensed Patents, the respective responsibilities of the parties, and their contributions to the costs and participation in any recoveries, will be agreed upon in writing prior to undertaking such joint enforcement action.

        Section 3-B. LICENSOR does not make any representation to LICENSEE regarding the scope or enforceability of the Licensed Patents, and does not warrant that any Licensed Products or parts therefor manufactured or sold under this Agreement will not infringe patents of others.

Enforcement and Litigation:

        Section 4-A. LICENSEE will at all times have the right in the first instance to take whatever steps it deems necessary or desirable at its own expense to enforce its rights with respect to the Licensed Intellectual Property solely within the scope of the license granted under Section 2-A, including, without limitation, the filing and prosecution of litigation. LICENSOR shall provide, at LICENSEE’s request and expense, reasonable cooperation to LICENSEE in the execution of any documents or other similar assistance required for LICENSEE to take such steps, including joining LICENSEE as a party in any litigation where reasonably necessary for the conduct thereof. LICENSEE shall be entitled to any recovery obtained through enforcement action taken under this Section 4-A.

        Section 4-B. If LICENSEE is made aware of any infringement of the Licensed Intellectual Property that is occurring or has occurred solely within the scope of the license granted under Section 2-A, and decides not to take any action to enforce its rights pursuant to Section 4-A, it shall so notify LICENSOR of such decision, whereupon LICENSOR shall then have the right, but not the obligation, to take whatever steps it deems necessary or desirable at its own expense to enforce its rights with respect to the Licensed Intellectual Property; and in such event LICENSEE shall provide, at LICENSOR’s request and expense, reasonable cooperation to LICENSOR in the execution of any documents or other similar assistance required for LICENSOR to take such steps, including joining LICENSOR as a party in any litigation where reasonably necessary for the conduct thereof. LICENSOR shall be entitled to any recovery obtained through enforcement action taken under this Section 4-B.

        Section 4-C. For any infringement of the Licensed Intellectual Property that is occurring or has occurred outside the scope of the license granted under Section 2-A, LICENSOR shall at all times have the right to take whatever steps it deems necessary or desirable to protect or enforce the Licensed Intellectual Property anywhere in the world, including the filing and prosecution of litigation. LICENSEE shall provide, at LICENSOR’s request and expense, reasonable cooperation to LICENSOR in the execution of any documents or other similar assistance required for LICENSOR to take such steps, including joining LICENSOR as a party in any litigation where reasonably necessary for the conduct thereof. LICENSOR shall be entitled to any recovery obtained through enforcement action taken under this Section 4-C.

Duration and Assignment:

        Section 5-A. This Agreement shall be effective upon the Effective Date of the Formation Agreement and will continue in force until the latest expiration date of the patents that are part of the Licensed Intellectual Property.

        Section 5-B. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

Miscellaneous Provisions:

        Section 6-A. Failure of either party to insist upon the strict performance of any provisions hereof or to exercise any right or remedy shall not be deemed a waiver of any right or remedy with respect to any existing or subsequent breach or default; the election by either party of any particular right or remedy shall not be deemed to exclude any other; and all rights and remedies of either party shall be cumulative.

        Section 6-B. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given when mailed postpaid first class registered air mail and addressed to the party for whom it is intended at its record address, and such notice shall be effective as of the date it is deposited in the mail. The record address of LICENSOR for this purpose is:

          EnerDel, Inc.
          500 West Cypress Creek Road
          Suite 100
          Fort Lauderdale, Florida 33309

and the record address of LICENSEE is

          Delphi Technologies, Inc.
          5825 Delphi Drive
          Troy, MI 48098

        Section 6-C. LICENSEE shall, at its own expense, take whatever steps are required to satisfy the laws and requirements of any countries with respect to declaring, recording, and otherwise rendering this Agreement valid.

        Section 6-D. If any provision or provisions of this Agreement in any way contravene a law of any state or country in which this Agreement is effective, the remaining provisions of this Agreement shall not be affected thereby and this Agreement shall be modified to conform with such law. Notwithstanding the foregoing, in the event of any such contravention LICENSOR may at its option terminate this Agreement forthwith by giving to LICENSEE written notice of termination.

        Section 6-E. This Agreement contains all of the terms and conditions agreed upon by the parties hereto regarding the specific subject matter hereof; and this Agreement may be modified only by an instrument in writing executed on behalf of the parties by their respective duly authorized officers.

        Section 6-F. Any dispute, controversy or claim (hereinafter “Dispute”) between the Investors of any kind or nature whatsoever based on or arising from a claimed breach of this Agreement by either Investor, and whether arising in contract, tort or otherwise, shall be resolved according to the following procedure. If such a Dispute is not resolved by good faith negotiations between the Investors, then such Dispute, upon thirty (30) days’ prior notice from one Investor to the other of its intent to arbitrate (an “Arbitration Notice”), shall be submitted to and settled by arbitration; provided, however, that nothing contained herein shall preclude any Investor hereto from seeking or obtaining: (i) injunctive relief; or (ii) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of disputes hereunder. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association existing at the time of submission by one arbitrator. The Investors shall attempt to agree upon an arbitrator. If one cannot be agreed upon, the Investor which did not give the Arbitration Notice may request the Chief Judge of the United States District Court for the Eastern District of Michigan to appoint an arbitrator. If he or she will not, the arbitrator shall be appointed by the American Arbitration Association. If an arbitrator so selected becomes unable to serve, his or her successor shall be similarly selected or appointed. All arbitration hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either Investor may at its expense make a stenographic record thereof. The arbitrator shall apportion all costs and expenses of arbitration (including the arbitrator’s fees and expenses, the fees and expenses of experts, and the fees and expenses of counsel of the Investors), between the prevailing and non-prevailing Investor as the arbitrator deems fair and reasonable. Any arbitration award shall be binding and enforceable against the Investors hereto and judgment may be entered thereon in any court of competent jurisdiction. The arbitration will take place at Fort Lauderdale, Florida.

        Section 6-G. This Agreement shall be construed, governed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

        The parties hereto have caused this Agreement to be executed, in triplicate, by their respective duly authorized officers on the dates and at the places indicated below.

LICENSOR: EnerDel, Inc. By: ____________________________ Kevin P. Fitzgerald Title: Chief Executive Officer Date:____________________________	LICENSEE: Delphi Technologies, Inc. By: ____________________________ Timothy G. Forbes Title: Vice President, Technology, Commercialization & Licensing Date:____________________________

Exhibit A

Patent Number	Country	Granted Patents Title
6368743	US	A COMPACT BATTERY PACKAGE
10110415	DE	A COMPACT BATTERY PACKAGE
6413668	US	LITHIUM ION BATTERY AND CONTAINER
10100626	DE	LITHIUM ION BATTERY AND CONTAINER
6406815	US	COMPACT LITHIUM ION BATTERY AND METHOD OF MANUFACTURING
6166520	US	INTERCELL BUSSING SYSTEM FOR BATTERY PACK
6749650	US	SYSTEM AND METHOD FOR MULTILAYER FABRICATION OF LITHIUM POLYMER BATTERIES AND CELLS
6746797	US	BATTERY PACK HAVING FLEXIBLE CIRCUIT CONNECTOR
6729908	US	BATTERY PACK HAVING PERFORATED TERMINAL ARRANGEMENT
6800100	US	BATTERY CONSTRUCTED WITH INDEXING CONVEYOR SYSTEM AND CONTINUOUS TERMINAL CHAIN
6765389	US	METHOD OF COMPUTING AC IMPEDANCE OF AN ENERGY SYSTEM
4826743	US	SOLID-STATE LITHIUM BATTERY
5604057	US	A SECONDARY CELL HAVING A LITHIUM INTERCALATING MANGANESE OXIDE
3084244	JP	A SECONDARY CELL HAVING A LITHIUM INTERCALATING MANGANESE OXIDE
6168880	US	USE OF POLYMER MESH FOR IMPROVEMENT OF SAFETY PERFORMANCE AND ASSEMBLY METHODS
6143042	US	METHOD OF MAKING FILMS AND LAMINATED CELL STRUCTURES
6248138	US	ACTIVATION AND SEALING OF STORAGE BATTERIES
6617078	US	LITHIUM ION RECHARGEABLE BATTERIES UTILIZING CHLORINATED POLYMER BLENDS
6419712	US	LITHIUM POLYMER CONSISTENT LAMINATION PROCESS

Application Number	Country	Pending Applications Title
10/001329	US	COMPACT LITHIUM ION BATTERY AND METHOD OF MANUFACTURING
09/862388	US	METHOD OF FABRICATION OF COMPOSITE ELECTRODES IN LITHIUM ION BATTERY AND CELLS
2075618.5	EP	METHOD OF PREPARATION OF LITHIUM BATTERY
2075618.5	DE	METHOD OF PREPARATION OF LITHIUM BATTERY
2077698.5	EP	BATTERY PACK HAVING FLEXIBLE CIRCUIT CONNECTOR
2077698.5	DE	BATTERY PACK HAVING FLEXIBLE CIRCUIT CONNECTOR
09/918878	US	BATTERY PACK HAVING IMPROVED BATTERY CELL TERMINAL CONFIGURATION
10/108960	US	SYSTEM AND METHOD FOR MULTILAYER FABRICATION OF LITHIUM POLYMER BATTERIES AND CELLS
USING SURFACE TREATED SEPARATORS
10/853439	US	LITHIUM ION BATTERY WITH OXIDIZED POLYMER BINDER
10/202310	US	LITHIUM CELL WITH MIXED POLYMER SYSTEM
3077066.3	EP	LITHIUM CELL WITH MIXED POLYMER SYSTEM
3077066.3	DE	LITHIUM CELL WITH MIXED POLYMER SYSTEM
10/265969	US	PROTECTIVE FRAME FOR RECHARGEABLE BATTERY CELLS
10/236240	US	BATTERY CELL HAVING EDGE SUPPORT AND METHOD OF MAKING THE SAME
10/348749	US	LITHIUM POLYMER BATTERY DESIGN
4075112.5	EP	LITHIUM POLYMER BATTERY DESIGN
4075112.5	DE	LITHIUM POLYMER BATTERY DESIGN
10/657905	US	METHOD OF OPERATING AN ENERGY SYSTEM USING LOAD PROFILE PARAMETERS
10/916785	US	METHOD FOR CELL BALANCING FOR LITHIUM BATTERY SYSTEMS
10/434940	US	SYSTEM AND METHOD FOR BATTERY CHARGE CONTROL BASED ON CHARGE CAPACITY HEADROOM
10/442747	US	SYSTEM AND METHOD OF ADAPTIVE REGENERATIVE ENERGY CONTROL
10/776065	US	LITHIUM POLYMER BATTERY CELL
10/675552	US	METHOD OF PREPARATION OF POSITIVE ELECTRODE MATERIAL
10/675695	US	POSITIVE ELECTRODE MATERIAL FOR LITHIUM-ION BATTERY
10/658641	US	METHOD AND APPARATUS FOR OVERCHARGE PROTECTION USING ANALOG OVERVOLTAGE DETECTION
10/771916	US	HALOGEN-FREE FIRE RETARDANT SYSTEM FOR LOW HEAT RELEASE POLYMERS
10/677051	US	LITHIUM ION BATTERY WITH DISSIMILAR POLYMER COMPOSITIONS IN ELECTRODES
10/900502	US	METHOD AND APPARATUS FOR BALANCING MULTI-CELL LITHIUM BATTERY SYSTEMS
10/900650	US	METHOD FOR BATTERY COLD-TEMPERATURE WARM-UP MECHANISM USING CELL EQUALIZATION
HARDWARE
10/827539	US	SURFACE TREATMENT FOR METAL-POLYMER LAMINATED ELECTROCHEMICAL CELL PACKAGE
10/771972	US	FIRE SHIELDING BATTERY CASE
10139337.7	DE	LITHIUM ION RECHARGEABLE BATTERIES UTILIZING CHLORINATED POLYMER BLENDS
10122366.8	DE	LITHIUM POLYMER CONSISTENT LAMINATION PROCESS

Docket No.	Country	Unfiled Records of Invention Title
DP-312245	US	INTEGRATED DROP-IN LITHIUM BATTERY SUBSTITUTE FOR 12V LEAD-ACID BATTERIES
DP-309999	US	BATTERY CATALYST
DP-311881	US	KINETIC SPRAY FOR MAKING ELECTRICAL CONNECTIONS INCLUDING BATTERY CONNECTIONS
DP-312610	US	LITHIUM ION POLYMER CELL